EXHIBIT 99.1

Brookline Bancorp Announces First Quarter Results

Net Income of $18.6 million, EPS of $0.24

Operating Earnings of $20.0 million, EPS of $0.26

Quarterly Dividend Increase of 11.1%

BOSTON, April 25, 2018 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ:BRKL) (the “Company”) today announced net income of $18.6 million, or $0.24 per basic and diluted share, for the first quarter of 2018, compared to $6.8 million, or $0.09 per basic and diluted share, for the fourth quarter of 2017, and $13.4 million, or $0.19 per basic and diluted share, for the first quarter of 2017. Excluding merger charges and securities gains for the first quarter of 2018, the Company had operating earnings of $20.0 million, or $0.26 per basic and diluted share.

“Brookline Bancorp continued to exhibit strong performance in the quarter,” said Paul Perrault, President and Chief Executive Officer of the Company. “The acquisition of First Commons Bank was completed on schedule, thanks to the hard work of both teams. Our positive momentum continues as we go into the second quarter.”

First Commons Bank Acquisition

On March 1, 2018, the Company completed the acquisition of First Commons Bank, N.A., which was merged into Brookline Bank. The acquisition included two locations which will be consolidated into existing Brookline Bank locations in Newton Centre and Wellesley, Massachusetts on June 1, 2018. The transaction included the acquisition of $262.1 million in loans and the assumption of $273.7 million in deposits, each at fair value. Total consideration of $56.0 million consisted of 3,481,477 shares of Brookline Bancorp, Inc. common stock issued to First Commons Bank shareholders, as well as $851 thousand in cash, inclusive of cash in lieu for fractional shares and warrants.

BALANCE SHEET

Total assets at March 31, 2018 increased $467.9 million to $7.25 billion from $6.78 billion at December 31, 2017, and increased $750.4 million from $6.50 billion at March 31, 2017. At March 31, 2018, total loans and leases were $6.11 billion, representing an increase of $383.8 million from December 31, 2017, and an increase of $652.7 million from March 31, 2017. During the first quarter of 2018, total loans and leases increased 26.8 percent on an annualized basis. Excluding the First Commons Bank acquired loans at fair value; loans increased $121.7 million during the quarter or 8.5 percent on an annualized basis.

Investment securities at March 31, 2018 increased $25.9 million to $675.7 million, comprising 9.3 percent of total assets, as compared to $649.9 million, or 9.6 percent of total assets, at December 31, 2017, and increased approximately $46.6 million from $629.1 million, or 9.7 percent of total assets, at March 31, 2017.

Total deposits at March 31, 2018 increased $320.2 million to $5.19 billion from $4.87 billion at December 31, 2017 and increased $539.6 million from $4.65 billion at March 31, 2017. Excluding the First Commons Bank acquired deposits at fair value; deposits increased $46.5 million during the quarter or 3.8 percent on an annualized basis.

Total borrowings at March 31, 2018 increased $78.6 million to $1.10 billion from $1.02 billion at December 31, 2017 and increased $42.6 million from $1.06 billion at March 31, 2017.

The ratio of stockholders’ equity to total assets was 11.94 percent at March 31, 2018, as compared to 11.86 percent at December 31, 2017, and 10.83 percent at March 31, 2017, respectively. The ratio of tangible stockholders’ equity to tangible assets was 9.85 percent at March 31, 2018, as compared to 9.94 percent at December 31, 2017, and 8.79 percent at March 31, 2017. Tangible book value per share increased $0.08 from $8.61 at December 31, 2017 to $8.69 at March 31, 2018.

NET INTEREST INCOME

Net interest income increased $1.8 million to $59.5 million during the first quarter of 2018 from the quarter ended December 31, 2017. The net interest margin increased 7 basis points to 3.66 percent for the three months ended March 31, 2018.

NON-INTEREST INCOME

Non-interest income for the quarter ended March 31, 2018 increased $0.4 million to $6.2 million from $5.8 million for the quarter ended December 31, 2017. The increase was primarily driven by $1.2 million in gain on sales of securities, offset by a decrease of $0.6 million in gain on sales of loans and leases and a decrease of $0.2 million in other non-interest income.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $0.6 million for the quarter ended March 31, 2018, compared to $1.8 million for the quarter ended December 31, 2017. The decrease in the provision for the quarter was primarily driven by charge-offs on commercial relationships, primarily taxi medallion loans, in the prior quarter.

Net charge-offs for the first quarter of 2018 were $0.5 million compared to $8.5 million in the fourth quarter of 2017. The ratio of net charge-offs to average loans and leases on an annualized basis decreased to 3 basis points for the first quarter of 2018 from 60 basis points for the fourth quarter of 2017.

The allowance for loan and lease losses represented 0.96 percent of total loans and leases at March 31, 2018, compared to 1.02 percent at December 31, 2017, and 1.21 percent at March 31, 2017. The allowance for loan and lease losses related to originated loans and leases represented 1.03 percent of originated loans and leases at March 31, 2018, compared to 1.05 percent at December 31, 2017, and 1.25 percent at March 31, 2017.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended March 31, 2018 increased $4.8 million to $39.9 million from $35.2 million for the quarter ended December 31, 2017. The increase was primarily driven by an increase of $1.7 million in compensation and employee benefits, an increase of $0.4 million in occupancy, and an increase of $2.7 million in merger and acquisition expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 22.5 percent and 70.6 percent for the three months ended March 31, 2018 and December 31, 2017, respectively. The effective tax rate for both periods is reflective of the impact of the Tax Cuts and Jobs Act.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets increased to 1.08 percent during the first quarter of 2018 from 0.41 percent for the fourth quarter of 2017. The annualized return on average tangible assets increased to 1.10 percent for the first quarter of 2018 from 0.41 percent for the fourth quarter of 2017.

The annualized return on average stockholders' equity increased to 8.98 percent during the first quarter of 2018 from 3.37 percent for the fourth quarter of 2017. The annualized return on average tangible stockholders’ equity increased to 11.01 percent for the first quarter of 2018 from 4.09 percent for the fourth quarter of 2017.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.43 percent at March 31, 2018 as compared to 0.48 percent at December 31, 2017. Nonperforming loans and leases decreased $1.0 million to $26.3 million at March 31, 2018 from $27.3 million at December 31, 2017. The ratio of nonperforming assets to total assets was 0.42 percent at March 31, 2018 as compared to 0.47 percent at December 31, 2017. Nonperforming assets decreased $1.4 million to $30.2 million at March 31, 2018 from $31.7 million at December 31, 2017.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.10 per share for the quarter ended March 31, 2018, an increase of 11.1 percent. The dividend will be paid on May 25, 2018 to stockholders of record on May 11, 2018.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Daylight Time on Thursday, April 26, 2018 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 877-504-4120 (United States) or 412-902-6650 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for the playback is 10119214. The call will be available live and in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $7.2 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings, the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets and return on average tangible stockholders' equity. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Contact:           Carl M. Carlson

                        Brookline Bancorp, Inc.

                        Chief Financial Officer

                        (617) 425-5331

                        ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$59,491	$57,657	$56,843	$55,583	$53,098
Provision for credit losses	641	1,802	2,911	873	13,402
Non-interest income	6,168	5,815	5,973	4,477	15,908
Non-interest expense	39,938	35,152	35,408	34,795	33,756
Income before provision for income taxes	25,080	26,518	24,497	24,392	21,848
Net income attributable to Brookline Bancorp, Inc.	18,633	6,827	15,366	14,880	13,445

Performance Ratios:
Net interest margin (1)	3.66%	3.59%	3.57%	3.59%	3.53%
Interest-rate spread (1)	3.38%	3.42%	3.41%	3.39%	3.29%
Return on average assets (annualized)	1.08%	0.41%	0.92%	0.91%	0.83%
Return on average tangible assets (annualized) (non-GAAP)	1.10%	0.41%	0.94%	0.93%	0.85%
Return on average stockholders' equity (annualized)	8.98%	3.37%	7.64%	7.76%	7.58%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	11.01%	4.09%	9.31%	9.58%	9.55%
Efficiency ratio (2)	60.83%	55.38%	56.37%	57.93%	48.92%

Per Common Share Data:
Net income — Basic	$0.24	$0.09	$0.20	$0.20	$0.19
Net income — Diluted	0.24	0.09	0.20	0.20	0.19
Cash dividends declared	0.09	0.09	0.09	0.09	0.09
Book value per share (end of period)	10.80	10.49	10.52	10.42	10.00
Tangible book value per share (end of period) (non-GAAP)	8.69	8.61	8.63	8.52	7.93
Stock price (end of period)	16.20	15.70	15.50	14.60	15.65

Balance Sheet:
Total assets	$7,248,114	$6,780,249	$6,686,284	$6,658,067	$6,497,721
Total loans and leases	6,114,461	5,730,679	5,639,440	5,537,406	5,461,779
Total deposits	5,191,520	4,871,343	4,805,683	4,709,419	4,651,903
Brookline Bancorp, Inc. stockholders’ equity	865,777	803,830	804,762	795,618	703,873

Asset Quality:
Nonperforming assets	$30,242	$31,691	$44,371	$47,140	$47,349
Nonperforming assets as a percentage of total assets	0.42%	0.47%	0.66%	0.71%	0.73%
Allowance for loan and lease losses	$58,714	$58,592	$65,413	$64,521	$66,133
Allowance for loan and lease losses as a percentage of total loans and leases	0.96%	1.02%	1.16%	1.17%	1.21%
Net loan and lease charge-offs	$505	$8,507	$1,954	$2,402	$995
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.03%	0.60%	0.14%	0.17%	0.07%

Capital Ratios:
Stockholders’ equity to total assets	11.94%	11.86%	12.04%	11.95%	10.83%
Tangible stockholders’ equity to tangible assets (non-GAAP)	9.85%	9.94%	10.09%	9.99%	8.79%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

ASSETS	(In Thousands Except Share Data)

Cash and due from banks	$34,713	$25,622	$35,392	$40,599	$33,565
Short-term investments	49,743	35,383	27,971	72,996	29,178
Total cash and cash equivalents	84,456	61,005	63,363	113,595	62,743
Investment securities available-for-sale	558,357	540,124	522,910	540,976	528,433
Investment securities held-to-maturity	117,352	109,730	107,738	108,963	100,691
Total investment securities	675,709	649,854	630,648	649,939	629,124
Loans and leases held-for-sale	756	2,628	2,973	593	1,152
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	2,284,488	2,174,969	2,119,440	2,062,646	2,066,599
Multi-family mortgage	793,006	760,670	743,912	720,484	733,822
Construction	169,440	140,138	165,657	153,057	150,734
Total commercial real estate loans	3,246,934	3,075,777	3,029,009	2,936,187	2,951,155
Commercial loans and leases:
Commercial	761,540	705,004	689,010	691,070	644,240
Equipment financing	892,341	866,488	842,516	839,932	815,753
Condominium association	52,739	52,619	53,770	58,130	60,396
Total commercial loans and leases	1,706,620	1,624,111	1,585,296	1,589,132	1,520,389
Consumer loans:
Residential mortgage	766,687	660,065	652,415	646,679	631,863
Home equity	364,928	355,954	356,982	351,124	343,386
Other consumer	29,292	14,772	15,738	14,284	14,986
Total consumer loans	1,160,907	1,030,791	1,025,135	1,012,087	990,235
Total loans and leases	6,114,461	5,730,679	5,639,440	5,537,406	5,461,779
Allowance for loan and lease losses	(58,714)	(58,592)	(65,413)	(64,521)	(66,133)
Net loans and leases	6,055,747	5,672,087	5,574,027	5,472,885	5,395,646
Restricted equity securities	66,164	59,369	62,135	66,988	68,065
Premises and equipment, net of accumulated depreciation	80,268	80,283	81,159	81,052	76,973
Deferred tax asset	19,198	15,061	28,093	26,982	29,859
Goodwill	160,896	137,890	137,890	137,890	137,890
Identified intangible assets, net of accumulated amortization	7,697	6,044	6,563	7,082	7,601
Other real estate owned and repossessed assets	3,963	4,419	4,398	4,873	2,286
Other assets	93,260	91,609	95,035	96,188	86,382
Total assets	$7,248,114	$6,780,249	$6,686,284	$6,658,067	$6,497,721
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$987,153	$942,583	$905,472	$920,035	$898,161
Interest-bearing deposits:
NOW accounts	342,374	350,568	318,284	321,982	321,392
Savings accounts	637,920	646,359	665,558	584,408	575,808
Money market accounts	1,862,351	1,724,363	1,749,040	1,763,443	1,765,895
Certificate of deposit accounts	1,361,722	1,207,470	1,167,329	1,119,551	1,090,647
Total interest-bearing deposits	4,204,367	3,928,760	3,900,211	3,789,384	3,753,742
Total deposits	5,191,520	4,871,343	4,805,683	4,709,419	4,651,903
Borrowed funds:
Advances from the FHLBB	982,533	889,909	872,579	930,028	930,001
Subordinated debentures and notes	83,311	83,271	83,229	83,188	83,147
Other borrowed funds	33,585	47,639	30,087	53,427	43,637
Total borrowed funds	1,099,429	1,020,819	985,895	1,066,643	1,056,785
Mortgagors’ escrow accounts	8,395	7,686	8,151	7,714	8,032
Accrued expenses and other liabilities	74,024	67,818	74,019	71,232	69,752
Total liabilities	6,373,368	5,967,666	5,873,748	5,855,008	5,786,472
Stockholders' equity:
Brookline Bancorp, Inc. stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 85,177,172 shares issued, 81,695,695 shares issued, 81,695,695 shares issued, 81,695,695 shares issued, and 75,744,445 shares issued, respectively	852	817	817	817	757
Additional paid-in capital	755,843	699,976	700,624	699,923	617,364
Retained earnings, partially restricted	172,934	161,217	160,225	151,759	143,766
Accumulated other comprehensive (loss) income	(11,666)	(5,950)	(1,893)	(2,175)	(3,261)
Treasury stock, at cost;
4,401,333 shares, 4,440,665 shares, 4,572,954 shares, 4,717,775 shares, and 4,707,096 shares, respectively	(51,454)	(51,454)	(54,188)	(53,837)	(53,837)
Unallocated common stock held by the Employee Stock Ownership Plan;
134,238 shares, 142,332 shares, 150,921 shares, 159,510 shares, and 168,099 shares, respectively	(732)	(776)	(823)	(869)	(916)
Total Brookline Bancorp, Inc. stockholders’ equity	865,777	803,830	804,762	795,618	703,873
Noncontrolling interest in subsidiary	8,969	8,753	7,774	7,441	7,376
Total stockholders' equity	874,746	812,583	812,536	803,059	711,249
Total liabilities and stockholders' equity	$7,248,114	$6,780,249	$6,686,284	$6,658,067	$6,497,721

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$67,272	$64,272	$63,054	$61,138	$58,558
Debt securities	3,323	3,214	3,154	3,156	3,000
Marketable and restricted equity securities	924	751	788	797	726
Short-term investments	120	100	180	95	67
Total interest and dividend income	71,639	68,337	67,176	65,186	62,351
Interest expense:
Deposits	7,099	6,681	5,984	5,543	5,080
Borrowed funds	5,049	3,999	4,349	4,060	4,173
Total interest expense	12,148	10,680	10,333	9,603	9,253
Net interest income	59,491	57,657	56,843	55,583	53,098
Provision for credit losses	641	1,802	2,911	873	13,402
Net interest income after provision for credit losses	58,850	55,855	53,932	54,710	39,696
Non-interest income:
Deposit fees	2,463	2,542	2,547	2,552	2,409
Loan fees	290	338	282	229	261
Loan level derivative income, net	866	755	844	186	402
Gain on sales of investment securities, net	1,162	—	—	—	11,393
Gain on sales of loans and leases held-for-sale	299	935	1,049	307	353
Other	1,088	1,245	1,251	1,203	1,090
Total non-interest income	6,168	5,815	5,973	4,477	15,908
Non-interest expense:
Compensation and employee benefits	22,314	20,652	21,067	20,910	19,784
Occupancy	3,959	3,594	3,650	3,657	3,645
Equipment and data processing	4,618	4,417	4,210	4,164	4,063
Professional services	1,144	1,200	973	1,036	1,106
FDIC insurance	635	678	842	951	855
Advertising and marketing	1,057	856	839	857	817
Amortization of identified intangible assets	467	519	519	519	532
Merger and acquisition expense	2,905	206	205	—	—
Other	2,839	3,030	3,103	2,701	2,954
Total non-interest expense	39,938	35,152	35,408	34,795	33,756
Income before provision for income taxes	25,080	26,518	24,497	24,392	21,848
Provision for income taxes - operating	5,652	9,747	8,330	8,759	7,835
Impact of revaluation of DTA	—	8,965	—	—	—
Total provision for income taxes	5,652	18,712	8,330	8,759	7,835
Net income before noncontrolling interest in subsidiary	19,428	7,806	16,167	15,633	14,013
Less net income attributable to noncontrolling interest in subsidiary	795	979	801	753	568
Net income attributable to Brookline Bancorp, Inc.	$18,633	$6,827	$15,366	$14,880	$13,445
Earnings per common share:
Basic	$0.24	$0.09	$0.20	$0.20	$0.19
Diluted	$0.24	$0.09	$0.20	$0.20	$0.19
Weighted average common shares outstanding during the period:
Basic	77,879,593	76,583,712	76,452,539	74,325,013	70,386,766
Diluted	78,167,800	76,868,307	76,961,948	74,810,088	70,844,096
Dividends declared per common share	$0.09	$0.09	$0.09	$0.09	$0.09

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At and for the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$4,080	$3,313	$3,051	$2,766	$5,671
Multi-family mortgage	588	608	792	1,075	1,095
Construction	860	860	860	—	—
Total commercial real estate loans	5,528	4,781	4,703	3,841	6,766

Commercial	11,150	11,619	22,367	23,886	27,442
Equipment financing	6,661	8,106	9,858	9,702	6,445
Total commercial loans and leases	17,811	19,725	32,225	33,588	33,887

Residential mortgage	1,962	1,979	1,969	3,429	3,001
Home equity	925	744	1,047	1,366	1,333
Other consumer	53	43	29	43	76
Total consumer loans	2,940	2,766	3,045	4,838	4,410

Total nonaccrual loans and leases	26,279	27,272	39,973	42,267	45,063

Other real estate owned	3,235	3,235	3,235	3,384	618
Other repossessed assets	728	1,184	1,163	1,489	1,668
Total nonperforming assets	$30,242	$31,691	$44,371	$47,140	$47,349

Loans and leases past due greater than 90 days and still accruing	$5,240	$3,020	$2,523	$2,706	$6,515

Troubled debt restructurings on accrual	14,294	16,241	14,024	14,732	13,662
Troubled debt restructurings on nonaccrual	8,610	9,770	15,290	16,146	11,756
Total troubled debt restructurings	$22,904	$26,011	$29,314	$30,878	$25,418

Nonperforming loans and leases as a percentage of total loans and leases	0.43%	0.48%	0.71%	0.76%	0.83%
Nonperforming assets as a percentage of total assets	0.42%	0.47%	0.66%	0.71%	0.73%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$58,592	$65,413	$64,521	$66,133	$53,666
Charge-offs	(792)	(8,921)	(2,143)	(3,365)	(1,382)
Recoveries	287	414	189	963	387
Net charge-offs	(505)	(8,507)	(1,954)	(2,402)	(995)
Provision for loan and lease losses	627	1,686	2,846	790	13,462
Allowance for loan and lease losses at end of period	$58,714	$58,592	$65,413	$64,521	$66,133

Allowance for loan and lease losses as a percentage of total loans and leases	0.96%	1.02%	1.16%	1.17%	1.21%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases (non-GAAP)	1.03%	1.05%	1.20%	1.20%	1.25%

NET CHARGE-OFFS:
Commercial real estate loans	$3	$200	$65	$(131)	$(116)
Commercial loans and leases	532	8,290	1,856	2,546	1,065
Consumer loans	(30)	17	33	(13)	46
Total net charge-offs	$505	$8,507	$1,954	$2,402	$995

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.03%	0.60%	0.14%	0.17%	0.07%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost

	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$647,501	$3,377	2.09%	$644,958	$3,323	2.06%	$613,520	$3,110	2.03%
Marketable and restricted equity securities (2)	64,127	923	5.76%	59,720	759	5.08%	69,508	718	4.13%
Short-term investments	30,664	120	1.57%	34,689	100	1.15%	32,127	67	0.84%
Total investments	742,292	4,420	2.38%	739,367	4,182	2.26%	715,155	3,895	2.18%
Loans and Leases:
Commercial real estate loans (3)	3,116,690	33,429	4.29%	3,026,124	31,866	4.12%	2,930,345	29,467	4.02%
Commercial loans (3)	785,936	8,424	4.29%	762,493	8,132	4.18%	699,687	7,113	4.07%
Equipment financing (3)	875,304	14,864	6.79%	846,734	14,292	6.75%	806,139	13,114	6.51%
Residential mortgage loans (3)	704,666	6,733	3.82%	659,226	6,082	3.69%	634,885	5,609	3.53%
Other consumer loans (3)	382,194	3,941	4.18%	373,559	4,141	4.40%	360,791	3,495	3.93%
Total loans and leases	5,864,790	67,391	4.60%	5,668,136	64,513	4.55%	5,431,847	58,798	4.33%
Total interest-earning assets	6,607,082	71,811	4.35%	6,407,503	68,695	4.29%	6,147,002	62,693	4.08%
Allowance for loan and lease losses	(58,986)			(65,434)			(54,314)
Non-interest-earning assets	379,213			383,661			368,495
Total assets	$6,927,309			$6,725,730			$6,461,183

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$335,990	58	0.07%	$331,724	61	0.07%	$320,671	55	0.07%
Savings accounts	649,224	401	0.25%	671,035	381	0.23%	614,085	310	0.20%
Money market accounts	1,772,362	2,558	0.59%	1,766,045	2,456	0.55%	1,744,534	2,009	0.47%
Certificates of deposit	1,247,049	4,082	1.33%	1,202,656	3,783	1.25%	1,021,949	2,706	1.07%
Total interest-bearing deposits	4,004,625	7,099	0.72%	3,971,460	6,681	0.67%	3,701,239	5,080	0.56%
Borrowings
Advances from the FHLBB	956,298	3,748	1.57%	798,572	2,690	1.32%	929,822	2,857	1.23%
Subordinated debentures and notes	83,289	1,282	6.16%	83,248	1,276	6.13%	83,124	1,260	6.07%
Other borrowed funds	36,147	19	0.21%	34,499	33	0.37%	60,634	56	0.38%
Total borrowings	1,075,734	5,049	1.88%	916,319	3,999	1.71%	1,073,580	4,173	1.55%
Total interest-bearing liabilities	5,080,359	12,148	0.97%	4,887,779	10,680	0.87%	4,774,819	9,253	0.79%
Non-interest-bearing liabilities:
Demand checking accounts	931,685			933,690			898,481
Other non-interest-bearing liabilities	77,169			85,018			71,812
Total liabilities	6,089,213			5,906,487			5,745,112
Brookline Bancorp, Inc. stockholders’ equity	829,598			811,219			709,095
Noncontrolling interest in subsidiary	8,498			8,024			6,976
Total liabilities and equity	$6,927,309			$6,725,730			$6,461,183
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		59,663	3.38%		58,015	3.42%		53,440	3.29%
Less adjustment of tax-exempt income		172			358			342
Net interest income		$59,491			$57,657			$53,098
Net interest margin (5)			3.66%			3.59%			3.53%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

				At and for the Three Months Ended March 31,
				2018	2017

Reconciliation Table - Non-GAAP Financial Information				(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.				$18,633	$13,445
Less:
Security gains (after-tax of 24.0% for 2018 and 35.9% for 2017) **				883	7,303
Add:
Merger and acquisition-related expenses (after-tax of 24.0% for 2018 and 35.9% for 2017) **				2,208	—
Operating earnings				$19,958	$6,142

Operating earnings per common share:
Basic				$0.26	$0.09
Diluted				0.26	0.09

Weighted average common shares outstanding during the period:
Basic				77,879,593	70,386,766
Diluted				78,167,800	70,844,096

Return on average assets *				1.08%	0.83%
Less:
Security gains (after-tax) *				0.05%	0.45%
Add:
Merger and acquisition-related expenses (after-tax) *				0.12%	—%
Operating return on average assets *				1.15%	0.38%

Return on average tangible assets *				1.10%	0.85%
Less:
Security gains (after-tax) *				0.05%	0.46%
Add:
Merger and acquisition-related expenses (after-tax) *				0.13%	—%
Operating return on average tangible assets *				1.18%	0.39%

Return on average stockholders' equity *				8.98%	7.58%
Less:
Security gains (after-tax) *				0.43%	4.12%
Add:
Merger and acquisition-related expenses (after-tax) *				1.07%	—%
Operating return on average stockholders' equity *				9.62%	3.46%

Return on average tangible stockholders' equity *				11.01%	9.55%
Less:
Security gains (after-tax) *				0.52%	5.19%
Add:
Merger and acquisition-related expenses (after-tax) *				1.30%	—%
Operating return on average tangible stockholders' equity *				11.79%	4.36%

* Ratios at and for the three months ended are annualized.
** Based on current expected effective tax rate of 24% for the remainder of 2018.

	At and for the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

	(Dollars in Thousands)

Net income, as reported	$18,633	$6,827	$15,366	$14,880	$13,445

Average total assets	$6,927,309	$6,725,730	$6,681,042	$6,556,665	$6,461,183
Less: Average goodwill and average identified intangible assets, net	152,377	144,226	144,747	145,269	145,778
Average tangible assets	$6,774,932	$6,581,504	$6,536,295	$6,411,396	$6,315,405

Return on average tangible assets (annualized)	1.10%	0.41%	0.94%	0.93%	0.85%

Average total stockholders’ equity	$829,598	$811,219	$804,666	$766,529	$709,095
Less: Average goodwill and average identified intangible assets, net	152,377	144,226	144,747	145,269	145,778
Average tangible stockholders’ equity	$677,221	$666,993	$659,919	$621,260	$563,317

Return on average tangible stockholders’ equity (annualized)	11.01%	4.09%	9.31%	9.58%	9.55%

Brookline Bancorp, Inc. stockholders’ equity	$865,777	$803,830	$804,762	$795,618	$703,873
Less:
Goodwill	160,896	137,890	137,890	137,890	137,890
Identified intangible assets, net	7,697	6,044	6,563	7,082	7,601
Tangible stockholders' equity	$697,184	$659,896	$660,309	$650,646	$558,382

Total assets	$7,248,114	$6,780,249	$6,686,284	$6,658,067	$6,497,721
Less:
Goodwill	160,896	137,890	137,890	137,890	137,890
Identified intangible assets, net	7,697	6,044	6,563	7,082	7,601
Tangible assets	$7,079,521	$6,636,315	$6,541,831	$6,513,095	$6,352,230

Tangible stockholders’ equity to tangible assets	9.85%	9.94%	10.09%	9.99%	8.79%

Tangible stockholders' equity	$697,184	$659,896	$660,309	$650,646	$558,382

Number of common shares issued	85,177,172	81,695,695	81,695,695	81,695,695	75,744,445
Less:
Treasury shares	4,401,333	4,440,665	4,572,954	4,717,775	4,707,096
Unallocated ESOP shares	134,238	142,332	150,921	159,510	168,099
Unvested restricted shares	455,283	455,283	471,702	457,966	476,854
Number of common shares outstanding	80,186,318	76,657,415	76,500,118	76,360,444	70,392,396

Tangible book value per common share	$8.69	$8.61	$8.63	$8.52	$7.93

Allowance for loan and lease losses	$58,714	$58,592	$65,413	$64,521	$66,133
Less:
Allowance for acquired loans and leases losses	910	1,040	1,003	1,188	1,304
Allowance for originated loan and lease losses	$57,804	$57,552	$64,410	$63,333	$64,829

Total loans and leases	$6,114,461	$5,730,679	$5,639,440	$5,537,406	$5,461,779
Less:
Total acquired loans and leases	482,237	240,057	260,196	271,157	295,055
Total originated loans and leases	$5,632,224	$5,490,622	$5,379,244	$5,266,249	$5,166,724

Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases	1.03%	1.05%	1.20%	1.20%	1.25%